EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended August 8, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
8/8/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-1.60%	-1.12%	10.24%
Class B Units	-1.62%	-1.14%	9.68%

S&P 500 Total Return Index**	2.93%	2.35%	-10.60%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Correlation Analysis:  Grant Park and S&P 500 Total Return Index
January 1989 – March 2008

Sector Summaries
Currencies
•	MTD Performance. Overall Negative
•	Weekly Performance: Overall Negative

Commentary
•	Grant Park is primarily short the U.S. dollar.
o
Having rallied throughout 2008, the Mexican peso dipped in excess of 2% against the portfolio’s long positions this past week.  The drop was the result of mounting speculation that the Central Bank of Mexico will begin to buy U.S. dollars, as a means to restrain peso growth, to ensure that Mexican exports remain attractive in international markets.

o
Losses in the sector can also be attributed to declines in the Australian and New Zealand dollars.  The Aussie and Kiwi fell beyond 6-month and 11-month lows, respectively, on news that the Central Bank of Australia would keep rates constant and price breaks in the metals markets.

o
In line with the central banks of the U.S., Europe, and Australia, monetary policymakers in Great Britain also decided to keep borrowing rates constant this month.  The decision put substantial pressure on the pound, moving the currency contrary to Grant Park’s long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grains
•	MTD Performance. Overall Negative
•	Weekly Performance: Overall Negative

Commentary
•	Grant Park’s positions in the grains markets are mixed, while livestock and softs positions are predominantly short.
o
The bulk of the setbacks registered in the grains markets were a result of declining prices in the soybean complex.  Soybeans, soybean oil, and soybean meal were down an excess of 10% last week, as the U.S.’s biggest grains producing regions continue to experience an optimal balance of rain and moderate temperatures.

o
Long positions in the coffee markets registered losses last week as favorable weather conditions in Brazil and technical selling by some big institutions weighed on prices.  Further adding to the decline was a steady strengthening of the U.S. dollar this past week.

Fixed Income
•	MTD Performance. Overall Positive
•	Weekly Performance: Overall Positive

Commentary
•	Grant Park is primarily long domestic and foreign fixed income instruments.
o
Long positions in the Japanese fixed income markets provided solid gains this past week.  With persisting fears of a weakening Japanese (and Global) economy, speculators invested heavily in the Euroyen and Japanese Government Bond markets driving prices upwards.

o
Canadian products took cues from foreign markets and rallied as well last week.  With American employment for July climbing to 455,000 and the ECB announcing that they are reluctant to increase rates in the near future, due to slow growth in the Eurozone, many Canadian speculators sought safer havens in the fixed income markets, driving futures upwards.

o
Also adding to gains were long bond positions in the Australian financial markets.  Despite better than expected monthly employment results last week, speculators in the Australian markets bid up the fixed income products in expectation of a rate cut in the near future.

Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.